Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated June 10, 2022, relating to the consolidated financial statements of SatixFy Communications Ltd which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

January 19, 2023